EXHIBIT 10.5

                                    AGREEMENT

         This License Agreement ("Agreement"), effective this 1st day of October 2001 by and between Enterprises Solutions, Inc., a Nevada company with its principle place of business at 140 Wood Road - Suite 200 Braintree, MA 02184 ("ESI"), and Delta Mutual, Inc., ("DLTM") with its principal place of business at 1730 Rhode Island Ave., N.W., Washington, D.C., 20036, Suite 812.

                                    RECITALS

         WHEREAS, ESI has developed technology consisting of hardware and software intellectual property and products that provide secure network appliances and security solutions encompassing both server and client; and

         WHEREAS, DLTM and ESI have been in negotiations toward a merger, whereby DLTM will purchase all of the assets of ESI, including all of ESI's intellectual property, which merger is in the process of being finalized and approval sought by the U.S. Securities and Exchange Commission; and

         WHEREAS, ESI and DLTM agree that it is in the best interests of both companies to enter into an agreement whereby DLTM receives an exclusive license to make, use, and sell the technology and products owned by ESI; and

         WHEREAS, the parties hereby acknowledge and agree that the consideration for this license, in addition to the royalties to be paid as described more fully below, includes the following: DLTM has provided loans and funds to permit ESI to continue its operations until the completion of the merger; DLTM has undertaken the time and expense to further develop products related to the business of ESI in the interests of and in furtherance of the merger; and there has been a precipitous decline in the market value of ESI's common stock;

         NOW, THEREFORE, for the consideration stated herein, the sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

1.       DEFINITIONS:

         a. "ESI Product" shall mean ESI's High Assurance Networking Systems product solutions. A description of the functionality of this product is attached hereto as Exhibit 1(b), and is incorporated herein by reference.

2.       LICENSE:

a.       WORLD-WIDE EXCLUSIVE LICENSE TO DLTM:


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                  i. TECHNOLOGY: ESI hereby grants DLTM a worldwide, exclusive fully paid-up license to use, copy, decompile, disassemble, decompress, reverse engineer, and otherwise modify for its own use at its sole discretion, including incorporation into other hardware, source code or object code and software products, the following: all source code for all evaluated and current versions of ESI's Products; all tools, utilities, fixtures, and evaluation evidence previously or currently used by ESI or DLTM to maintain, support, evaluate or have evaluated the Products; all hardware associated with the Products; and all detailed documentation in conjunction with the source code, object code, tools, utilities, fixtures, and evaluation evidence. For the sake of clarity, it is the parties' intention that DLTM, through use of the license granted herein, will be able to reproduce working evaluated products, including evaluation evidence, and have the ability to reproduce and perform the evaluation conformance tests. DLTM shall have the rights to use the source code and all support documentation as an Original Equipment Manufacturer ("OEM") to the extent necessary for DLTM to develop derivative software that will operate as specific DLTM client products and server appliances as part of the ESI high assurance network architecture.

3.       ADDITIONAL CONSIDERATION:

         In consideration of the exclusive license granted herein by ESI to DLTM, DLTM agrees to pay ESI royalties as follows:

                  DLTM shall pay ESI a royalty equal to 7% of its gross sales revenue generated by its sale of ESI software products;

                  DLTM shall pay ESI a royalty equal to 3% of its gross revenue generated from its sale of ESI hardware products.

         Upon completion of the merger between ESI and DLTM, DLTM shall become the owner of the licenses technology and hardware and software products, and shall have no continuing obligation to make any further royalty payments to ESI.


4.       TERM AND TERMINATION:

         a. EFFECTIVE DATE. This Agreement and the license granted hereunder shall take effect upon the date set forth above and shall continue for a period of three years. At DLTM's option, DLTM may continue this license for an additional two year period by providing written notice to ESI not later than sixty days prior to the expiration date of this license.

         b. TERMINATION. Absent a material breach of this agreement, neither party may terminate this agreement except by the mutual written consent of both parties. DLTM may, at its option, terminate this Agreement in the event ESI (A) terminates or suspends its business, (B) becomes subject to any bankruptcy or insolvency proceeding under Federal or state statute, (C) becomes insolvent or subject to direct control by a trustee, receiver or similar authority, or (D) has wound up or liquidated, voluntarily or otherwise.


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5.       OWNERSHIP

         a. TITLE. The Parties agree that pending completion of the asset purchase agreement between ESI and DLTM, ESI, as licensor, shall own all proprietary rights to its hardware and software products, including all patent, copyright, trade secret, trademark and other proprietary rights in and to its respective products. Any corrections, bug fixes, enhancements, updates or other modifications, including custom modifications to the Software, made and/or paid for by the DLTM as licensee, shall be owned by DLTM. DLTM shall retain ownership to any and all derivative products developed at its expense.

6.       INDEMNIFICATION

         Each party shall indemnify and hold harmless the other party from and against any claims, including reasonable legal fees and expenses, based upon infringement of any United States copyright or patent by the respective party's products. The respective licensee agrees to notify the respective licensor of any such claim promptly in writing and to allow that licensor to control the proceedings. The respective licensee agrees to cooperate fully with the licensor during such proceedings. Licensor shall defend and settle at its sole expense all proceedings arising out of the foregoing. In the event of such infringement, Licensor may replace, in whole or in part, the infringing product or products with a substantially compatible and functionally equivalent computer program or modify the product to avoid the infringement.

7.       FORCE MAJEURE

         Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other party or such other party's employees, agents or contractors; provided, however, that lack of funds shall not be deemed to be a reason beyond a party's reasonable control. The parties will promptly inform and consult with each other as to any of the above causes, which in their judgment may or could be the cause of a delay in the performance of this Agreement.

8.       PRESS RELEASES

         Either party to this agreement may issue general press releases to the public concerning this agreement without the consent of the other party. All press releases will be in conformity with the conditions as specified in paragraph 6 above.

9.       NOTICES

         All notices under this Agreement are to be delivered by (i) depositing the notice in the mail, using registered mail, return receipt requested, addressed to the address below or to any other address as the party may designate by providing notice, (ii) telecopying the


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         notice by using the telephone number set forth below or any other telephone number as the party may designate by providing notice, (iii) overnight delivery service addressed to the address below or to any other address as the party may designate by providing notice, or (iv) hand delivery to the individual designated below or to any other individual as the party may designate by providing notice. The notice shall be deemed delivered (i) if by registered mail, four (4) days after the notice's deposit in the mail, (ii) if by telecopy, on the date the notice is delivered, (iii) if by overnight delivery service, on the day of delivery, and (iv) if by hand delivery, on the date of hand delivery.


         ESI:              Attention:  Alfred Saker
                           Enterprises Solutions, Inc.
                           140 Wood Road
                           Braintree, MA 02184
                           Attention: Al Saker

                           Telecopy No.: 781-356-4417

         DLTM:             Attention: Kenneth A. Martin
                           Delta Mutual, Inc.
                           Suite 812
                           1730 Rhode Island Ave., N.W.
                           Washington, D.C. 20036

                           Telecopy No.: 202-408-7554

10.      GENERAL PROVISIONS

         a. COMPLETE AGREEMENT. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral or written, between the parties relating to this Agreement.

         b. AMENDMENT. This Agreement may not be modified, altered or amended except by written instrument duly executed by both parties.

         c. WAIVER. The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

         d. SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable under any applicable statute or rule of law, it is to that extent to be deemed omitted. The remainder of the Agreement shall be valid and enforceable to the maximum extent possible.


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         e. GOVERNING LAW. This Agreement and performance hereunder shall be governed by the laws of the Commonwealth of Massachusetts.

         f. READ AND UNDERSTOOD. Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms.

AGREED:

ENTERPRISES SOLUTIONS, INC.:


----------------------------
Al Saker
140 Wood Road
Braintree, MA  02184


----------------------------
Date

Delta Mutual


----------------------------
Kenneth A. Martin
President Delta Mutual, Inc.


----------------------------
Date









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                                  EXHIBIT 1(a)

                                [TO BE PROVIDED]












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                                  EXHIBIT 1(b)

                                 TO BE PROVIDED















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